UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SOUTHWEST GAS HOLDINGS, INC.

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On April 19, 2022, Southwest Gas Holdings, Inc. (the “Company”) released a presentation with respect to the Board of Directors’ Strategy to Maximize Value for All Stockholders:

Support SWX’s Strategy to Maximize Value for All Stockholders April 19, 2022

Safe Harbor Statements Please refer to Slide 72 for important information regarding forward looking statements contained in this presentation and the use of non-GAAP financial measures. |

Executive Summary

Executive Summary

1 Southwest Gas Strategy to Maximize Value for Stockholders

- The Board has authorized the review of a full range of strategic alternatives to maximize stockholder value
  - Regulated and unregulated businesses now at scale (via organic growth and acquisitions)
  - Company considering a range of alternatives including, among other things, a sale of the whole Company, a separate sale of its business units and/or pursuing the previously disclosed spin-off of Centuri
- Successfully completed broadly-marketed public equity offering that fully satisfied equity portion of permanent financing for MountainWest (with equity portion ~50% lower than anticipated)
- Value created by separation announcement seen in ~20% SWX share price appreciation

2 Icahn's Tender Offer is Inadequate and Not in the Best Interest of ALL Stockholders

- Icahn waging proxy contest either to facilitate takeover of SWX at inadequate price or to simply take control of SWX Board in furtherance of his "fire sale" agenda
- Following thorough review with assistance from financial and legal advisors, Board unanimously determined that Icahn's $82.50 tender offer is inadequate, structurally coercive, highly conditional and not in best interests of stockholders
  - Board recently received indication of interest well in excess of Icahn's $82.50 offer
  - Icahn's offer lacks any semblance of control premium – it reflects mere 7.9% over $76.45, VWAP since Centuri separation announcement, and Southwest Gas is trading higher than $82.50 as of April 14
- Confident that alternatives process will maximize value for Southwest Gas stockholders

Executive Summary

Note: Market data as of April 14, 2022.

Southwest Gas HOLDINGS | 4

Southwest Gas Has the Right Board to Maximize Value for Stockholders Icahn’s Claims Have No Basis in Fact Executive Summary (cont’d) | Icahn makes numerous bad faith arguments using misrepresentations and distorted analyses meant to distract attention from goal of taking control of Board in order to buy the Company for an inadequate price and execute “fire sale” strategy In particular, Icahn’s statements about our performance and returns, the accretive acquisition of MountainWest, subsequent successful equity offering and G&A expenditures are false and misleading Highly qualified, independent and diverse Board Board includes leaders that work and live in Southwest Gas’ service jurisdictions, which is important to Southwest Gas’ regulators Significant recent refreshment, with four new Directors added since 2019 (40% refreshment), all of whom bring skills and experience of critical importance to the Company, and all of whom contribute gender and/or ethnic diversity Based on Icahn’s own statements, Icahn’s control slate was assembled to clear the path for completion of inadequate tender offer Icahn’s nominees include Icahn deputies who would simply rubberstamp Icahn’s takeover agenda, in some cases have concerning track records, and in some cases run afoul of Southwest Gas’ mandatory retirement age policy Icahn’s nominees do not bring any additional skills or experience not already represented on the Board, and lack ties to Southwest Gas’ service jurisdictions Icahn did not permit his control slate to be interviewed by Nominating and Corporate Governance Committee Executive Summary 3 4

Southwest Gas Strategy to Maximize Value for Stockholders

Exploration of Strategic Alternatives to Maximize Value Southwest Gas Board authorized review of full range of strategic alternatives to maximize stockholder value Company has received indication of interest well in excess of Icahn’s $82.50 Offer Board will consider alternatives including, among other things, sale of whole Company, separate sale of its business units and/or pursuing previously disclosed spin-off of Centuri Mr. Icahn is invited to participate in the sale process Plan to move forward expeditiously | Clear Strategy for Delivering Value 1 Southwest Gas Board is the Right Board to Oversee Strategic Alternatives Process to Maximize Value for All Stockholders

Southwest Gas’ Strategic Transformation | Fast growing but subscale unregulated utility services leader Complementary footprint with scale in a new geography Enhances service offerings Provides opportunities in wind, electric, 5G and renewables Efficient equity financing Opportunities for operational and financial enhancements Pending alternatives process, Southwest Gas expects dividend payout ratio of 55% – 65% of consolidated earnings per share Plan to increase payout ratio to at least levels competitive with pure-play utilities following a spin-off Dividend maintained pursuant to this payout ratio and no reduction in the overall dividend payment Strategic Challenges Transformative Acquisitions Unlocking Value Announced Exploration of Strategic Alternatives to Maximize Value Clear Strategy for Delivering Value Fast growing, but capital-intensive regulated business operating in challenging and primarily historic test period jurisdictions Strong, stable cash flows and favorable regulatory environment Diversifies rate base Lowers cost of capital Supports Southwest Gas’ capital needs and dividend growth 2020 2021 2022 1 Separation of Centuri to unlock significant value for stockholders Centuri’s attractive customer base of investment grade regulated utilities, and track record of significant EBITDA growth, position Centuri as strong standalone company

Focused on Thoughtful Long-Term Strategic Planning

Our Board and management team have been deeply focused on developing the optimal strategy to create value for all stockholders

2015 – 2022

- **2015** (Southwest Gas Holdings) – John Hester appointed CEO
- **2015** (Centuri) – Centuri is established as a holding company, enters Canadian market with acquisition of Link-Line Group, and exceeds $1 billion in revenue
- **2017** (Southwest Gas Holdings) – Completes reorganization into holding company structure (separating regulated and unregulated businesses)
- **2017** (Centuri) – Expands geographical reach to New England with acquisition of New England Utility Constructors (Neuco)
- **2017** (Southwest Gas Corp.) – Surpasses $2.5 billion in authorized rate base and 2 million customers served
- **2017** (Southwest Gas Corp.) – Ranked #1 among natural gas utilities in West region for residential customer satisfaction(1)
- **2018** (Centuri) – Grows electric T&D services and expands geographic reach to U.S. Gulf Coast with acquisition of Linetec Services
- **2019** (Southwest Gas Corp.) – Record investment in capital expenditures of $779 million
- **2020** (Southwest Gas Corp.) – Operating margin exceeds $1 billion
- **2021** (Southwest Gas Holdings) – Engages top-tier consulting firm to assist in a deep-dive review of strategy
- **2021** (Southwest Gas Corp.) – Achieves 10%+ authorized rate base CAGR over 2017 – 2021
- **2021** (Centuri) – Expands geographic reach in Northeast and Mid-Atlantic and enables new service offerings with acquisition of Riggs Distler
- **2021** (Southwest Gas Holdings) – Acquires MountainWest Pipelines, contributing regulatory diversification and strong, stable cash flows
- **2022** (Southwest Gas Holdings) – Southwest Gas Holdings announces plans to spin-off Centuri
- **2022** (Southwest Gas Corp.) – Surpasses $4 billion in authorized rate base

Legend: Southwest Gas Holdings · Southwest Gas Corp. · Centuri

(1) 2020 Gas Utility Residential Customer Study conducted by global leader in consumer insights.

1 Clear Strategy for Delivering Value
Southwest Gas Holdings | 9

Committed to Providing Stockholders with Strong TSR Initiatives to Drive Value Creation: Clear Strategy for Delivering Value 1 Confident that Strategic Alternatives Process will Maximize Value for Stockholders Efficient financing of MountainWest with less equity than previously expected, yielding higher-than-expected accretion to EPS Favorable results of recent sizable rate cases in our jurisdictions Full review of range of strategic alternatives, including potential sale of Company, to maximize stockholder value In the event of a spin-off of Centuri, strong pro forma dividend policy across Centuri and Southwest Gas would ensure that stockholders continue to receive value as part of the spin-off Recent significant rate base investments to be reflected in P&L Enhanced quality of capital allocation across regulated utilities to reduce lag and improve ROE Continued proactive effort to improve stakeholder compact and improve treatment of utilities in jurisdictions Incremental value identified with respect to MountainWest |

Our Commitments to Stockholders

Southwest Gas Board and Management Team Committed to Continued Value Creation

- **Enhancing Growth and Value Creation: Ongoing Execution of Strategic Initiatives**
  - ROE improvement to 8% in 2023 and beyond
  - Optimization of capital expenditures to enhance ROE performance
  - Continued optimization of existing rate case processes and working closely with regulators and legislators to enhance existing processes to minimize regulatory lag
  - In the event of a Centuri spin-off, continued dividend growth and peer group payout ratio leadership immediately following Centuri separation
  - Delivering on the energy transition through continued partnerships with stakeholders and customers to invest in RNG, carbon offsets, research and development of hydrogen creation and blending, and exploring opportunities for CO_2 transportation and sequestration
- **Southwest Gas LDC:**
  - Continued customer growth of 40,000+/year
  - Five-year CAGR for rate base growth of 5% – 7%; gross capital expenditures of $2.5 – $3.5 billion
  - Five-year CAGR for O&M per customer growth of less than 1%
- **MountainWest:**
  - Revenues of $240 – $245 million in 2022 with a run rate EBITDA margin of 68% – 72%
  - Up to $110 million in new project expansion opportunities over next three years

1 Clear Strategy for Delivering Value

Southwest Gas HOLDINGS | 11

Southwest Gas: Positioned for Accelerated Value Creation Under the stewardship of the Board, Southwest Gas has become a leading regulated natural gas operator providing reliable, affordable, clean energy across service territories and is positioned for accelerated value creation driven by rate base growth Attractive rate base growth Diversified, fully regulated business mix Favorable demand dynamics in diversified geographic footprint Positive rate case outcomes demonstrate constructive regulatory relationships Positioned for the energy transition High customer satisfaction Clear Strategy for Delivering Value 1 |

MountainWest: A Complementary Platform

MountainWest's 2,000 miles of highly contracted, FERC-regulated interstate natural gas pipelines in the Rocky Mountain region make it a unique, structurally advantaged asset that could not be replicated today

MountainWest

- Attractive business, purchased at a fair price, below historical trading multiples and recent transaction multiples, that provides scale and stability to further allow for the planned spin-off of Centuri
- Provides improved rate base and regulatory diversification, as well as strong, stable cash flows
- Virtually impossible to replicate and uniquely positioned to serve location-specific transportation and storage demand
- Accretion is now expected to be even greater given the efficient equity financing secured to fund the acquisition[1]
- MountainWest was a non-core asset for its multiple previous owners; MountainWest represents an opportunity to unlock further value through more focused management as a core strategic component of Southwest Gas
- Adjacent energy transition opportunities in RNG/RSG, hydrogen and CO_2 transportation

1 Clear Strategy for Delivering Value

(1) Original estimate included \$900 – \$1,000 million in equity and equity-linked securities, now limited to the ~\$460 million common equity issuance that occurred on March 28, 2022.

Southwest Gas Holdings | 13

Efficient Equity Financing for MountainWest Acquisition

Following the Board's announcement of the Centuri spin-off, the Company successfully reduced the equity portion of MountainWest financing by ~50% at better prices than initially projected

- No additional equity financing anticipated for MountainWest acquisition
- Multiple times oversubscribed; broad distribution to well over 100 current and new investors; modest price discount; stock has performed strongly subsequent to issuance
- **Company expects to achieve EPS uplift of $0.26 – $0.34** (or 6% – 8%) in 2022 compared to consensus EPS estimates as of Q2 2021 (i.e., prior to the announcement of the Riggs Distler acquisition)



In $ millions
$1,500
1,000
800
600
400
200
0
$1,000
$900
$460
Anticipated Equity Financing (10/5/21)
Actual Equity Financing

"Upgrade to Buy: Positive Risk/Reward; Equity Overhang Cleared w/ Upside From Here"

"In our view, ***the offering satisfies the equity portion of the permanent financing of the Questar Pipelines acquisition and is decreased from our initial expectations of $900 – $1,000 million when the deal was announced to equity needs given increased latitude on the credit metrics with a lower business risk profile likely to be assigned by the ratings agencies following the pending separation of Southwest Gas' utility infrastructure services business, Centuri.***

As a result of the reduced equity needs we are raising our 2022E by 3% and a 6% revision on our 2023E based on our initial calculations, as we see upside to EPS from the issuance and ability for shares to re-rate off of the clearing of the overhang. ***We believe the accretion of the 2021 acquisitions is underappreciated in the current share price and see the discount to the group as too steep*** *(3x on updated numbers or nearly 17%). We see the potential for upside on our valuation with the spin of the Infrastructure Services business in Q1 2023."*

— BANK OF AMERICA, *March 30, 2022*[(1)]

Accretion from MountainWest acquisition expected to increase further as a result of modified financing structure

1 Clear Strategy for Delivering Value

(1) Permission to use quote neither sought nor obtained. The Company is not endorsing or adopting the contents of the report, and it is not incorporated into this presentation.

Southwest Gas Holdings | 14

Diversified, Fully Regulated Business Mix

Fully Regulated Business Mix and Attractive Business Profile

- Regulated returns across gas LDC, Great Basin and MountainWest Pipelines
- Regulatory diversification across three states and FERC
- Collaborative and constructive regulatory relationships
- Predictable cash flows, including support from MountainWest
- Strong credit metrics and attractive financial profile
- Incremental investment opportunities across businesses, including in the energy transition

Improved Rate Base Diversification



2020
7%
3%
$3.8B
51%
39%
2021
21%[1]
40%
9%
$4.9B
30%
AZ
NV
CA
FERC

- Increased exposure to attractive FERC regulation
- More balanced exposure to individual jurisdictions

(1) MWP rate base twelve months ended Sept. 2021. MountainWest Pipelines rate base understates true earnings power due to value associated with Rockies Express Pipeline lease.

1 Clear Strategy for Delivering Value

Southwest Gas HOLDINGS | 15

Favorable Demand Dynamics Across Diversified Geographic Footprint

SWX's Diverse Geographic Footprint

Southwest Gas Holdings has assembled a portfolio of gas delivery assets positioned to benefit from strong organic and inorganic growth opportunities



Southwest Gas
HOLDINGS
WY
NV
UT
CO
CA
AZ

Strong Regional Demand Dynamics Driving Consistent Growth

Strong Regional Pop. Growth
('20 to '21 national growth rankings)

Utah: **2nd**   Arizona: **4th**   Nevada: **9th**

Strong Regional GDP Growth
(2021 YOY % change – trailing 5-year average)



2.2%
2.8%
3.0%
3.5%
4.4%
1.9%
NV
CO
AZ
CA
UT
U.S.

Note: Real GDP chained 2012 dollars. Preliminary statistics for 2021 (last updated March 31, 2022).

SWGC Net Customer Additions Continue to Grow
(in thousands)



2012: 17
2013: 28
2014: 26
2015: 26
2016: 28
2017: 31
2018: 32
2019: 34
2020: 37
2021: 37

Driving Future Returns by Investing to Support Demographic Growth

1 Clear Strategy for Delivering Value

Sources: United States Census Bureau, Bureau of Economic Analysis.

Southwest Gas HOLDINGS | 16

Attractive Rate Base Growth

Successful Rate Base Growth


Authorized Rate Base
($ in billions)
$4.9
$2.6
2017
2018
2019
2020
2021
SWGC
MWP (1)

- Rate base has nearly doubled in last 5 years
- Growth driven by:
  1. Capital investment
  2. Constructive rate case outcomes
  3. Supportive regulatory mechanisms
  4. MountainWest acquisition

Plan to Increase ROE to 8% in 2023 and Beyond


SWGC Earned ROE
7.5%
7.8%
2020
2021

- Continue to work collaboratively with regulators to enhance and expand existing suite of regulatory mechanisms designed to minimize regulatory lag
- Optimization of capital expenditure planning to improve alignment with timing of expenditures and recovery in rates
- Timely rate cases and regulatory rate case process improvements designed to minimize regulatory lag
- MountainWest provides accretive regulatory earnings performance

10%+ Authorized Rate Base CAGR over 2017 – 2021

(1) MWP rate base twelve months ended Sept. 2021. MountainWest Pipelines rate base understates true earnings power due to value associated with Rockies Express Pipeline lease.

1 Clear Strategy for Delivering Value
Southwest Gas Holdings | 17

Regulatory Lag – Closing the Gap Combination of increasing annual capex from 2016 – 2019 and unusually longer than normal regulatory lag contributed to larger than normal difference between authorized rate base and actual rate base While the ACC temporary suspension of COYL/VSP surcharge revenue also contributed to this regulatory lag from 2018 – 2020, the Company worked with the ACC and ultimately received approval to record 100% of the $86 million ($12 million included in 2021 rate case and $74 million as part of separate filing in 2021) outstanding surcharge revenue that had been suspended and deferred Moving forward, we expect the difference between authorized and actual rate base will continue to close to a more normal level of approximately 20%, resulting in an improved earned ROE Clear Strategy for Delivering Value Note:Market data as of April 14, 2022. Share price performance and TSR performance reflect share prices on the final trading day of each quarter. 1 ($ in millions) | (1)

Positioned for the Energy Transition

Steadfast in delivering on responsibility to create sustainable future for customers and communities

A Variety of Clean Energy Projects Well Underway


NV
CA
AZ

SOUTHWEST GAS

Hydrogen

- Hydrogen blending and creation pilot with UNLV
- Hydrogen blending pilot with ASU

RNG

- Victor Valley Wastewater Reclamation Authority
- Pima County Regional Wastewater Reclamation
- Milky Way Dairy | Butterfield Dairy | Paloma Dairy
- RTC of Southern NV

Other

- Northern NV maintenance enhancements through methane release avoidance
- Central AZ maintenance enhancements through methane release avoidance
- NV Move2Zero Carbon Offset Program

MountainWest

Reducing the Carbon Footprint

- Planned blowdown reductions
- Pilot air compressor project
- Voluntary leak detection and repair (LDAR)
- High bleed conversions
- ILI pigging ZEVAC
- Well workovers flaring


WY
UT
CO

Strategic Focus

Southwest Gas HOLDINGS

- Operating tight system by further reducing leaks
- Proactively advancing sustainable energy projects
- Establishing regulatory frameworks supporting sustainability initiatives
- Helping make RNG available to market by connecting sources to end users and investing in infrastructure
- Developing unique partnerships to study and develop standards for hydrogen creation and blending
- Exploring opportunities for CO_2 transportation and sequestration
- Continuing to work with transportation partners to reduce GHG emissions with CNG and RNG
- Implementing emissions reductions technology as part of operations procedures

MountainWest Broadens Southwest Gas' Participation in Energy Transition

"… ***investments in existing infrastructure can support a pathway toward wider storage and delivery of cleaner and increasingly zero-carbon gases while lowering the overall cost of the transition and ensuring reliability across the energy system***… *the natural gas grid should be viewed as a way to enable increasingly low-carbon molecules to be transported.*"

– Columbia University Center on Global Energy Policy (1)

(1) Excerpt is sourced from the article "Investing in the US Natural Gas Pipeline System to Support Net-Zero Targets" published in April 2021 by the Columbia University Center on Global Energy Policy.

1 Clear Strategy for Delivering Value

Southwest Gas HOLDINGS | 19

High Customer Satisfaction and Employee Safety

91% Customers prefer the choice of natural gas[(1)]

95% Customer Satisfaction[(2)]

CSO50 Award A top 50 company recognition for security initiatives that demonstrate outstanding business value and thought leadership[(3)]

2021 In May 2021, launched Project Horizon, the single largest digital transformation in Company history; brought project in on time and under budget

#1 For 2 years in a row, ranked #1 among natural gas utilities in the West region for business customers satisfaction in 2021[(4)]

#1 Ranked #1 among natural gas utilities in the West region for residential customer satisfaction in 2020[(5)]

#1 Ranked #1 among natural gas utilities in the West region for Utility Digital Experience in 2021[(6)]

2019 Top 10 States SWGC operates in are ranked in the Top 10 of major investor-owned utilities in terms of lowest number of gas distribution damages per 10,000 services[(7)]

2021 In 2021, SWGC achieved a record performance in damages per 1,000 line locations of .91, a 21% improvement from prior year

Gold Shovel Member of Gold Shovel Standard since 2018, committed to improving workforce and public safety while maintaining the integrity of buried infrastructure. First utility to be certified in pre-excavation metrics. Foundational in the development and deployment of pre-excavation certification and metrics

1 Clear Strategy for Delivering Value

(1) OH Predictive Insights (December 2019) - Natural Gas Customer Survey.
(2) Monthly Customer Satisfaction Survey conducted by MDC Research.
(3) IDG 2021 CSO50 Award.
(4) 2021 Gas Utility Business Customer Satisfaction Study conducted by global leader in consumer insights.
(5) 2020 Gas Utility Residential Customer Study conducted by global leader in consumer insights.
(6) 2021 Utility Digital Experience Study conducted by global leader in consumer insights.
(7) PHMSA - https://www.phmsa.dot.gov/data-and-statistics/pipeline/gas-distribution-gas-gathering-gas-transmission-hazardous-liquids.

Southwest Gas HOLDINGS | 20

Centuri Under stewardship of Board, Centuri has achieved scale in attractive end markets with experienced leadership and a high-quality business model Centuri’s attractive customer base, consisting of investment grade regulated utilities, and track record of significant EBITDA growth, position Centuri as strong standalone company Diversified, well-tenured blue chip customer base Scaled player with leading market share in utility infrastructure services Strong growth outlook supported by multi-decade mega-trends Recurring and visible revenue profile that is utility services focused, MSA-driven and T&M / unit price-oriented small project work Highly skilled craft labor installed base across a national footprint Acquiror of choice in a highly fragmented but consolidating market Clear Strategy for Delivering Value 1 Highly attractive financial profile Best-in-class, public company ready management team |

A Timeline of Successful Business Growth Toward Spin-Off

Over 25 years, Southwest Gas has injected $266 million of equity into Centuri, received back $186 million in dividends and created a scaled utility infrastructure services leader worth billions in equity value today

1996 — Acquisition by Southwest Gas



SOUTHWEST GAS

NPL becomes a wholly-owned subsidiary of Southwest Gas Corporation, following completion of a $24 million acquisition

2000 — Strategic Alliances


npl

Nicor Gas

Strategic Alliances developed with key customers to meet the changing needs to support capital spend growth with a consistent and qualified workforce

2012 — Record Growth



Revenue reaches $500 million as a result of increased investment in regulatory-driven utility infrastructure programs

2014/15 — Strategic Growth


npl
CANADA
A CENTURI COMPANY

With a 100-year vision for growth and diversification, Centuri is established as a holding company and enters the Canadian market with acquisition of Link-Line Group of Companies

CENTURI

Revenue exceeds $1 billion in first full year of combined company (2015)

2017 — Neuco Acquisition


neuco

neuco — A CENTURI company

Centuri expands its geographical reach in the U.S. to include New England with the acquisition of New England Utility Constructors, Inc. (Neuco)

2018 — Industry Leadership



Centuri is ranked #12 in ENR's Top 600 Specialty Contractors

LINETEC SERVICES — A CENTURI company

Centuri grows electric T&D services and expands geographic reach into the U.S. Gulf Coast region with the acquisition of Linetec Services, LLC

Centuri Advisory Board formed

2019/20 — Record Achievements


SAFETY

Company-wide record safety performance

Annual revenue increases to $1.95 billion. Net Income $75 million (2020)

2021 — Transformational Acquisition



RIGGS DISTLER — A CENTURI company

The addition of Riggs Distler provides Centuri with a strong union electric platform enabling new service offerings to combination utility customers and expands geographic reach in the Northeast and Mid-Atlantic

2022 — Transition to Spin-Off from

CENTURI

Southwest Gas HOLDINGS

(in millions)

	1996	2000	2012	2014/15	2017	2018	2019/20	2021
Revenue	$98	$163	$606	$1,009	$1,246	$1,522	$1,948	$2,466[(1)]
Adj. EBITDA[(3)]	$13	$21	$65	$110	$100	$142	$213	$252[(2)]

(1) Includes $307 million of revenue earned by Riggs Distler prior to acquisition.
(2) Pro forma including $38 million of adjusted EBITDA earned by Riggs Distler prior to acquisition.
(3) See appendix for EBITDA reconciliation.

1 Clear Strategy for Delivering Value

Southwest Gas HOLDINGS | 22

Announced Spin-Off of Centuri to Unlock Value for Stockholders

In the event of a spin-off of Centuri, which is expected to be tax-free, stockholders would own two attractively positioned securities poised to deliver upside well in excess of Icahn's $82.50 offer

Unlock Value	✓ Unlock value for stockholders and enhance transparency through more direct comparability to pure-play industry peers
Reduced Equity Needs	✓ Meaningfully reduces future equity financing needs – equity required to finance MountainWest reduced by ~50%
Attractive Financial Profile	✓ Compelling financial profiles that more accurately reflect the strengths and opportunities of each business and, as a result, both companies will be able to more efficiently finance themselves while providing a more targeted investment opportunity for stockholders
Capital and Strategic Flexibility	✓ Improved capital allocation efficiency and strategic flexibility (including in view of consolidation trends) based on the specific business initiatives and objectives of each business
Growth Opportunities	✓ Distinct and expanding market opportunities and specific customer bases with enhanced potential for customer base expansion and growth
Dividend	✓ Structured so that stockholders of Southwest Gas will benefit from the same overall dividend payment as immediately before the separation Southwest Gas' payout ratio to increase to levels competitive with pure-play utilities following Centuri spin-off
Tax Efficient	✓ A spin-off of Centuri is expected to be tax free
Credit Benefits	"Southwest Gas Holdings Inc. Ratings Placed On CreditWatch Positive On Announced Spin-Off Of Centuri Group Inc. … We believe a spin-off of this higher-risk business will improve consolidated business risk." – S&P, April 1, 2022[(1)]

The upside from each separate security would belong to all stockholders, not just Mr. Icahn

1 Clear Strategy for Delivering Value

(1) Permission to use quote neither sought nor obtained. The Company is not endorsing or adopting the contents of the report, and it is not incorporated into this presentation.

Southwest Gas Holdings | 23

Strategic Utility Infrastructure Services Leader | With resources and capabilities to thrive on its own, Centuri’s diversified platform enhances growth avenues while reducing risk High-Quality Utility Customer Base GAS GROUP POWER GROUP CANADA GROUP Gas Combination Electric Clear Strategy for Delivering Value 1 #3 largest U.S. utility infrastructure services provider 42 EBITDA CAGR over 2012 – 2021 states of operations (and 2 Canadian provinces) 16.2% -year weighted average customer life 10,500 employees supporting North American gas and electric utilities 23 master service agreement-driven contract profile 77%

Long-Term Utility Customer Contracts Bolster Cash Flow Quality and Growth Potential

Diverse Infrastructure Service Offerings[1]

Revenues by Segment


16%
24%
60%

Gross Profit by Segment


11%
30%
59%
Gas
Electric
Other

Revenues by Geography


IL 15%
MA 6%
AZ 6%
TX 5%
CA 5%
MD 5%
LA 5%
IN 4%
OK 4%
PA 3%
Canada 13%
All Other 29%

Attractive and Low Risk Contract Mix[1]

Contract Pricing Type


100%
75%
50%
25%
0%
Fixed Price 12%
Unit Price 64%
Time and Materials 24%
12 Months Ended December 2021


RISK

Contract Structure Type


100%
75%
50%
25%
0%
Bid Contract 23%
Master Services Agreement 77%
12 Months Ended December 2021

1 Clear Strategy for Delivering Value

(1) Revenues by segment, gross profit by segment, revenues by geography, contract pricing type and contract structure type represent percent of 2021 revenues.

Southwest Gas Holdings | 25

Strong Tailwinds Across Infrastructure End Markets Support Long-Term Growth | Electric Utility Distribution Gas Utility Distribution 5G Datacom Energy Transition Near end of useful life At end of useful life Within useful life Distribution Infrastructure Aging Electric Infrastructure(1) Distribution infrastructure age relative to useful lifespan Growing CapEx Spend(2) North American Distribution Capex Construction Spend on Distribution(2) Aging Gas Infrastructure(3) Gas Distribution Pipelines Constructed (By decade) Strong growth for new and replacement Nearly 45% of gas distribution infrastructure is near or at the end of its useful life of 40 years 1950s 1990s 1940s 1980s 1960s Pre-1940s 1970s 2000s Global Small Cell New Deployments by Environment(2) (Units in millions) Accelerating U.S. Capacity and Investment(3) (Units in gigawatts; $ in billions) 2021E 2022E 2023E 2024E 2025E 2025E 2030E 2035E 2020A 2020A 2019A 2018A 2017A Department of Energy. The C Three Group, LLC. American Gas Association. Clear Strategy for Delivering Value 1

Centuri's Stable Earnings Profile

Centuri compares favorably to its core peer group in business profile and income volatility

Competitive Position

	CENTURI	QUANTA	MasTec	Primoris	MYR GROUP
Double-breasted workforce	✓	✓	✓	✓	✓
Gas distribution construction	✓	✓	✓	✓	X
No cross-country pipeline projects	✓	X	X	X	✓
Electric distribution construction	✓	✓	✓	✓	✓
No cross-country electric transmission projects	✓	X	X	X	X

Highest Growth and Least Volatility

RANK	10Y EBITDA CAGR	10Y EBITDA VOLATILITY
1	CENTURI (Highest growth)	CENTURI (Least volatile)
2	MasTec	Primoris
3	MYR GROUP	MasTec
4	Primoris	QUANTA
5	QUANTA	MYR GROUP

RANK	10Y NET INCOME CAGR	10Y NET INCOME VOLATILITY
1	CENTURI (Highest growth)	CENTURI (Least volatile)
2	MYR GROUP	QUANTA
3	MasTec	Primoris
4	Primoris	MYR GROUP
5	QUANTA	MasTec

Volatility rankings based on Standard Error of the Regression (SER) statistics for 10 years ended 12/31/2020.
Compound Annual Growth Rate (CAGR) rankings based on change from 12/31/2010 to 12/31/2020.

1 Clear Strategy for Delivering Value

Note: Based on company filings. EBITDA and Net Income data from S&P Capital IQ.

Southwest Gas Holdings | 27

Highly Experienced, Public Company Ready Management Team

	Paul Daily	Kevin Neill	Richard Delaney	Rob Lyons	Michael Cicchella, Jr.	James Connell, Jr.	Steve Adams
Executive Leadership	**Paul Daily** *President & Chief Executive Officer*	**Kevin Neill** *Executive Vice President, Chief Financial Officer & Treasurer*	**Richard Delaney** *Executive Vice President, Chief Operating Officer*	**Rob Lyons** *President, Centuri Power Group*	**Michael Cicchella, Jr.** *President, Centuri Services Group & Chief Administrative Officer*	**James Connell, Jr.** *Executive Vice President, Chief Customer Officer*	**Steve Adams** *Senior Vice President, Centuri Power Group*
Experience	▪ **35+ years** of experience across senior leadership of infrastructure engineering and construction companies ▪ Joined Centuri in 2016 as CEO	▪ **30+ years** of experience across financial reporting, accounting, investor relations and M&A ▪ Joined Centuri in 2012 as CFO of NPL Construction	▪ **34+ years** of experience across operations and management ▪ Joined Centuri in 2002 as President & COO of NPL Canada	▪ **40+ years** of experience across operations and senior leadership of utility services companies ▪ Joined Centuri in 2018 as EVP of Electrical Transmission and Distribution	▪ **20+ years** of experience in utility services companies managing M&A, IT, Safety, Fleet, Supply Chain and HR ▪ Joined Centuri in 2016 as SVP & CAO	▪ **25+ years** of experience across various executive leadership roles driving customer and market development ▪ Joined Centuri in 2006 as Director of Supply Chain & Asset Mgmt. for NPL Construction	▪ **35+ years** of experience of operational leadership across the electric T&D industry (including President of PAR Electric, a >$1.6B business) ▪ Joined Centuri in 2019
Prior Companies	Earth Tech IEA Quanta Services, Inc. InfraSource	Brown Homes Catalytica JDM Partners Shea Homes	Aecon	InfraSource Quanta Services, Inc.	Osmose InfraSource ENI IPS Integrated Pipeline Services, Inc.	John Deere	AES Indiana EEI Edison Electric Institute ABB PAR

Strong Management Team & Advisory Board Since 2018

1 Clear Strategy for Delivering Value

Southwest Gas Holdings | 28

Icahn’s Tender Offer is Inadequate and Not in the Best Interest of ALL Stockholders

The Board Unanimously Rejected Icahn’s Tender Offer Your Board carefully studied a wide range of factors relating to Icahn’s Offer and took into consideration, among other things: Icahn’s Inadequate Offer 2 The Company’s compelling prospects for continued growth and the ongoing creation of sustainable, long-term stockholder value The Company’s plan for value creation through expected growth in the public utility business, the recent acquisition of MountainWest and (more recently) the Centuri spin-off The inadequacy opinions from each of its financial advisors, Lazard and Moelis The lack of protections provided by the Offer for stockholders who do not tender Mr. Icahn’s track record of failing to close tender offers in similar situations The significant number and nature of the conditions to the Offer – many of which Mr. Icahn can use in his sole discretion to not close the Offer – make it unlikely that stockholders will receive any consideration That Mr. Icahn is refusing to obtain required state regulatory approvals The Offer’s possible effect on the Company’s credit agreements and what that might mean in terms of funding any potential liabilities Receipt of proposal well in excess of Icahn’s $82.50 Offer affirms Board’s unanimous rejection |

Icahn’s Tender Offer is Inadequate Board recently received indication of interest well in excess of Icahn’s $82.50 offer Icahn is waging proxy contest solely to facilitate takeover of SWX at a price that significantly undervalues the Company Icahn’s offer lacks any semblance of a control premium at a mere 7.9% over $76.45, our VWAP since we announced the separation of Centuri, and Southwest Gas is trading higher than $82.50 as of April 14 Confident that alternatives process will maximize value for Southwest Gas stockholders X Icahn’s Inadequate Offer 2 Note: Market data as of April 14, 2022. | X X

Icahn Slate Assembled Solely to Take Control at an Inadequate Price The true purpose of Icahn’s control slate is to remove the stockholder rights plan and acquire SWX at an inadequate price “The tender offer will be conditioned upon the elimination of the recently announced poison pill and the waiver of the application of Article 7(A) of Southwest Gas’ certificate of incorporation. … Icahn Enterprises also intends to commence a proxy contest to elect a full slate of directors at the 2022 annual meeting of Southwest Gas stockholders in an effort to ensure that these obstacles will be removed if the Southwest Gas Holdings Board obstinately refuses to do so.” ̶ Icahn’s Tender Offer Statement on Schedule TO, October 14, 2021 “At the very least, a majority of the Board needs to change in order to allow for the tender offer to be completed…” ̶ Icahn’s Definitive Proxy Statement, March 28, 2022 Icahn’s Inadequate Offer 2 |

Icahn’s Offer is Highly Conditional and Subject to Significant Regulatory Hurdles Icahn is attempting to circumvent the regulatory approval process Icahn does not have and has not applied for the state regulatory approvals to proceed with his Offer State regulatory approval is required for Icahn to acquire more than 25% of Southwest Gas’ outstanding shares (well below the 35% that Icahn has indicated he needs if he is to extend his Offer) Successfully clearing regulatory hurdles to close a regulated utility acquisition is extremely difficult and could take up to 18 months, even for the most experienced utility acquirors Instead of seeking state regulatory approval, Icahn has structured his tender offer to employ an untested trust structure in a blatant attempt to circumvent regulatory approval Evading regulatory oversight and authority is not a winning strategy for a regulated company – Icahn’s gamesmanship with regulatory supervision could seriously harm Southwest Gas’ constructive relationships with its regulators Icahn’s tender offer is highly conditional Icahn’s tender offer will only proceed if he wins control of Southwest Gas’ Board Further reinforces that Icahn slate assembled with the sole goal of facilitating Icahn's effort to take control of Southwest Gas without paying an adequate control premium Icahn’s tender offer contingent upon satisfaction of a long list of ambiguous conditions: No Injunction Condition No External Events Condition No Challenge Condition No Events Outside of the Ordinary Course Condition No Competing Offer Condition Rights Plan Condition Dominant Stockholder Condition Equity Condition (incapable of being satisfied due to the recent equity offering, which gives Icahn the ability to walk at any time) X X X X X Icahn’s Inadequate Offer 2 |

Southwest Gas Has the Right Board to Maximize Value for Stockholders

Southwest Gas Has the Right Board to Maximize Value for Stockholders Highly qualified, independent and diverse Board Significant Board refreshment, with four new Directors added since 2019, all of whom contribute gender and/or ethnic diversity Recent refreshment of leadership positions, with Bob Boughner assuming role of Board Chair and Jane Lewis-Raymond appointed Chair of Compensation Committee Diverse perspectives and robust experience in key areas including strategy, operations, finance, cyber, ESG and legal/regulatory matters Strong corporate governance framework with a commitment to being best-in-class Right Board to Lead the Company 3 Independent Board Focused on Maximizing Value for All Stockholders |

Southwest Gas' Highly Qualified Board of Directors

Southwest Gas' Directors are well prepared to oversee the Company's growth strategy, manage risk and maximize stockholder value



John Hester *(President & CEO)*
President and Chief Executive Officer, Southwest Gas
Southwest Gas Holdings, Inc.
Director Since: 2015



José Cárdenas (I)
SVP and General Counsel, Arizona State University
Director Since: 2011
Committees:
- Compensation
- Nominating and Corporate Governance*



Jane Lewis-Raymond (I)
Principal, Hilltop Strategies, LLC; Former Executive, Piedmont Natural Gas
Director Since: 2019
Committees:
- Audit
- Compensation*



Carlos Ruisanchez (I)
Co-founder, Sorelle Capital and Sorelle Hospitality
Director Since: 2022
Committees:
- Audit
- Nominating and Corporate Governance



Thomas Thomas (I)
Managing Partner, Thomas & Mack Co. LLC
Director Since: 2008
Committees:
- Audit
- Nominating and Corporate Governance



Robert Boughner (CE) (I)
Investor, Hospitality and Gaming Executive
Director Since: 2008
Committees:
- Audit
- Nominating and Corporate Governance



Renae Conley (I)
CEO, ER Solutions, LLC
Director Since: 2022
Committees:
- Audit
- Compensation



Anne Mariucci (I)
Former President, Del Webb Corporation
Director Since: 2006
Committees:
- Compensation
- Nominating and Corporate Governance



A. Randall Thoman (I)
Principal, Thoman International; Former Partner, Deloitte & Touche LLP
Director Since: 2010
Committees:
- Audit*
- Compensation



Leslie Thornton (I)
Former Executive, WGL Holdings, Inc. & Washington Gas Light
Director Since: 2019
Committees:
- Audit
- Nominating and Corporate Governance

CE Chair-Elect(1) | I Independent Director(2) | Added Since 2019 | * Committee Chair

Average Tenure(3)
~8 Years

Refreshment in Last 3 Years
40%

Board Independence(2) (3)


1
9

90% Independent

Board Diversity(3)


4
6

60% Gender or Ethnically Diverse

3 Right Board to Lead the Company

(1) As previously announced, Robert Boughner will be appointed Chair of the Board effective at the 2022 AGM.
(2) Independent according to ISS classifications.
(3) Measured as of 2022 AGM, pro forma for the retirement of Michael Melarkey and Stephen Comer.

Southwest Gas Holdings | 36

Robert Boughner Skills Contributed: Public Board Experience Executive Leadership Ties to Service Territories Banking expertise Carlos Ruisanchez Skills Contributed: Public Board Experience Executive Leadership Capital Markets Experience and Expertise M&A Expertise E. Renae Conley Skills Contributed: Utility Expertise Public Board Experience Executive Leadership M&A Expertise Jane Lewis-Raymond Skills Contributed: Utility Expertise Sustainability Background Legal / Regulatory Background M&A Expertise Southwest Gas is Committed to Proactive Board Refreshment 2019 2022 Jane Lewis-Raymond appointed Chair of the Compensation Committee in May 2021 Appointed Chair of the Board effective at the 2022 AGM Leslie Thornton Skills Contributed: Utility Expertise Public Board Experience Legal / Regulatory Background Cybersecurity expertise M&A Expertise Through this process, we have refreshed 40% of our Board in the last three years, adding four highly qualified Directors to our Board since 2019, three of whom are seasoned leaders in our industry Appointed to the Board Appointed to the Board Appointed to the Board Appointed to the Board Southwest Gas has a robust and ongoing Board refreshment process to ensure the Board is comprised of individuals with varied, complementary backgrounds, who possess certain core competencies that enhance our oversight and support our strategy Right Board to Lead the Company 3 |

Recent Board Refreshment E. Renae Conley Chief Executive Officer of ER Solutions Independent Director of US Ecology and PNM Resources Former Chairman, CEO and President of Entergy Louisiana and Gulf States Louisiana; previously served as EVP, Human Resources and Administration and Chief Diversity Officer, Entergy Corporation Carlos A. Ruisanchez Co-founder of Sorelle Capital and Sorelle Hospitality Independent Director of Cedar Fair Entertainment Company Former President, CFO and Director of Pinnacle Entertainment Former Senior Managing Director at Bear Stearns Skills and Expertise Renae Conley has more than 30 years of executive experience in the energy industry, including significant leadership positions in operations, finance and human resources Southwest Gas will benefit from Conley’s extensive experience in regulated industries Conley also brings to Southwest Gas significant sustainability experience from her tenure at PNM Resources and U.S. Ecology Skills and Expertise Carlos Ruisanchez is a seasoned executive with more than 25 years of strategy, finance, M&A and senior management experience Ruisanchez’s extensive finance experience will help support Southwest Gas’ strategy of diversified, profitable growth The Board undertook a six-month long search process to identify qualified candidates whose skills and experiences would enhance the Board's oversight; following this process, Southwest Gas announced on November 9, 2021 that E. Renae Conley and Carlos A. Ruisanchez would join the Board effective January 1, 2022 Right Board to Lead the Company 3 |

New Board Chair and Chair of Compensation Committee Robert L. Boughner Significant leadership experience in highly regulated industries including Banking, Gaming, Hospitality and Financial Services Clear understanding of the Nevada market from over 30 years of leadership in the region enhances Southwest Gas’ ability to operate with strategic insight relating to new market expansion, profit margin growth and optimization of business processes Appointment as Chair of the Board signifies deep commitment to Board refreshment and an understanding of Southwest Gas’ unique business needs Jane Lewis-Raymond Joined Board in 2019, bringing 30 years of experience in natural gas industry as an attorney and executive As former CLO and Corporate Secretary for highly regarded natural gas utility, a recognized expert in natural gas federal and state regulatory law and a corporate governance, compliance and risk expert, Uniquely experienced to lead prudent Board oversight for Southwest Gas’ Compensation practices Naming Ms. Lewis-Raymond as Chair of the Compensation Committee reflects Southwest Gas’ dedication to incorporating fresh insight into key leadership positions on the Board Robert L. Boughner appointed Chair of the Board effective at Company's 2022 Annual Meeting; Jane Lewis-Raymond recently assumed the role of Chair of Compensation Committee in 2021 Right Board to Lead the Company 3 |

Depth and Breadth of Director Skills and Experience High quality executives with extensive energy and public company experience Legal and regulatory expertise to lead Southwest Gas through industry’s complex landscape Finance experience allows Board to properly oversee Company’s growth strategy Technology / cybersecurity experience enhances Board oversight of cybersecurity risks Relevant sustainability and operational experience to guide Southwest Gas in mission to be industry leader in sustainability and safety Experience or Expertise Number of Directors(1) Energy Utilities Experience Public Company Board Service Public Company Executive Officer Legal / Regulatory Finance / Accounting Technology / Cybersecurity Sustainability / Environmental Experience Operations Responsibility The Southwest Gas Board is focused on maximizing value for all stockholders — Directors’ skills and experience enhance the Board’s ability to make decisions that further this objective Measured as of 2022 AGM, pro forma for the retirement of Michael Melarkey and Stephen Comer. Right Board to Lead the Company 3 |

Southwest Gas’ Governance Framework is Aligned with Stockholder Interests Southwest Gas has strong corporate governance and is committed to being best-in-class Governance Best Practices Compensation Best Practices ü Independent Chairman ü Annual election of Directors ü Majority voting policy in uncontested elections ü Stockholders may act by written consent ü Stockholders able to call special meetings ü Regular, thoughtful evaluation of Board composition and succession planning ü Stock ownership requirements for executives and directors ü Caps on annual and long-term incentive program payouts ü Strong anti-pledging and anti-hedging policies ü Annual risk assessment of compensation policies ü Double-trigger change in control provisions ü No dividends paid on unvested stock-based awards ü Clawback policy Right Board to Lead the Company 3 | Committed to Not Extend Rights Plan Without Stockholder Approval

Icahn's Nominees Have Concerning Track Records and Lack Relevant Expertise

	Lynn	Teno	Sharma	Joshi	Frisby	Linginfelter	Evans	Brownell	Edwards	Higgins
No operational experience in utility industry	X	X	X	X	X					
No ties to key geographic service territories	X	X	X	X	X	X	X	X		
No public Board experience				X		X				
Presided over poor company performance in prior leadership/Board roles					X		X	X	X	X
Served on Boards of companies implicated in significant legal controversies								X		X
Exceed or will soon exceed Southwest Gas' mandatory retirement age					X			X		X
Icahn insiders that would act as his rubberstamps	X	X								

3 Right Board to Lead the Company
Southwest Gas HOLDINGS | 42

Presided over poor company performance in prior leadership/Board roles Nora Brownell: PG&E’s share price declined 25% during her brief tenure as Chair of the PG&E Board Marcie Edwards: despite serving on the CIM Commercial Trust’s Board for just over one year, the Company’s stock price has lost ~41% of its value since her appointment; at the LADPW Marcie Edwards failed to respond to the needs of ratepayers, with LADPW remaining the lowest ranked of all Western power providers by J.D. Power during her tenure as General Manager Andrew Evans: AGL Resources underperformed the S&P 500 by 32% during Evans’ tenure as CFO through announcement of acquisition by Southern Co.; During his time as CFO of Southern Co., company underperformed the S&P 500 by 15% H. Russell Frisby, Jr.: during his tenure on PEPCO Holdings’ Board, PEPCO’s share price dropped ~47% Walter Higgins: during his tenure on Just Energy’s Board, Just Energy’s share price decreased by over 90%; while he was CEO of Sierra Pacific Resources/NV Energy, the company’s stock price lost 34% of its value Served on Boards of companies implicated in significant legal controversies Nora Brownell: Under Brownell’s oversight as Chair, PG&E pleaded guilty to charges relating to the California Camp Fire wildfire Walter Higgins: Just Energy filed for bankruptcy protection and was investigated for possible securities fraud shortly after he left the Board Abruptly resigned from Puerto Rico’s Electric Power Authority amid its bankruptcy, following controversies related to perceived inappropriate compensation and third-party contracts Icahn’s Nominees Are Unreliable Stewards of Value X X X X X X X Right Board to Lead the Company 3 | Sources: BoardEx, Broward Daily Business Review, FactSet, Los Angeles Times, and public company filings. Note: Market data as of April 14, 2022.

Icahn's Insiders on His Control Slate are Underqualified, Overcommitted and Would Rubberstamp Icahn's Tender Offer

Jesse Lynn and Andrew Teno are Icahn employees whose presence on the control slate serves no purpose other than to facilitate Icahn's effort to take control of Southwest Gas without paying control premium

	Little to No Relevant Qualifications	Additional Concerns
Jesse Lynn *General Counsel, Icahn Enterprises*	☒ No relevant operational industry experience ☒ Only public company experience has been through Directorships granted by Icahn, not by Lynn's own merit or qualifications	☒ Would be sitting on four public company Boards if elected, in addition to his classification as an Icahn Executive Officer by ISS guidelines × Currently serves as Icahn's representative on three Boards ☒ Has presided over significant destruction of stockholder value while seated on the Board of Conduent (Conduent's share price has declined more than 56% since Lynn's appointment) ☒ Has been employed by Icahn Enterprises since 2004; has close ties to Mr. Icahn
Andrew Teno *Portfolio Manager, Icahn Capital*	☒ No relevant operational industry experience ☒ Professional experience largely limited to junior roles within activist hedge funds	☒ Has joined three Boards since mid-February 2022, each at the behest of Icahn ☒ Would be sitting on four public company Boards if elected, in addition to his classification as an Icahn Executive Officer by ISS guidelines × Currently serves as Icahn's representative on three Boards

3 Right Board to Lead the Company

Note: Market data as of April 14, 2022.

Southwest Gas HOLDINGS | 44

% of Slate Experience Icahn / Public Company Executive Officer 20% vs. 70% Legal / Regulatory 50% vs. 70% Finance / Accounting 40% vs. 60% Technology / Cybersecurity 20% vs. 40% Sustainability / Environmental Experience 20% vs. 50% Operations Responsibility 30% vs. 70% Ties to Key Geographic Territories 20% vs. 70% Power & Utilities Industry 50% vs. 40% Public Company Board Service 80% vs. 80% Southwest Gas Board is comprised of seasoned executives, while Icahn’s nominees lack critical leadership experience Southwest Gas Board brings decades of experience in key areas including management, legal / regulatory, finance, technology, ESG and operations – all areas of relative deficiency in Icahn’s slate Southwest Gas Board includes leaders that work and live in our service territories, which is important to our regulators; only two of Icahn’s ten nominees have any ties to Southwest Gas’ service territories The newly refreshed and independent members of Southwest Gas Board have a combined 70 years of relevant industry experience, as well as deep public company and finance experience Icahn’s Slate Compares Poorly to Southwest Gas’ Board Compared to the Southwest Gas Board, Icahn’s nominees are clearly deficient in key skills and only contribute experience in areas already represented on the Southwest Gas Board Right Board to Lead the Company 3 |

Icahn’s Claims Have No Basis in Fact

Icahn's Claims Have No Basis in Fact

The Facts	Icahn's False Allegations
✔ SWX has performed in line with its peers on a TSR basis over the last twelve months and is taking proactive steps to drive future total returns	X "SWX has underperformed as compared to its natural gas utility peers"
✔ SWX paid a multiple for Questar Pipelines that is below both average precedent transactions multiples and current trading multiples, and SWX has identified incremental value to be extracted	X "SWX overpaid massively for Questar Pipelines"
✔ In prior years SWX has publicly expressed multiple times an openness to an eventual separation of Centuri and now is separating Centuri	X SWX has a "highly unprofitable and value-destructive record of overspending and empire building"
✔ SWX's much higher rate base growth vs. its regional peers accounts for its lower earned ROE – growth that will drive long-term earnings growth and value. Moreover, Icahn's selected peers are not directly comparable to SWX	X "SWX has the lowest ROE of utilities in Arizona and Nevada. There is no justification except for management"
✔ SWX issued $460 million of equity in a broadly-marketed offering to 100+ new and current investors	X "Hester is therefore seeking to issue ~$1 billion of equity to friendly parties"
✔ Growth in O&M has actually slowed (and has declined on a per-customer basis) since Hester's appointment	X "G&A has grown 42% since Hester became CEO. This seems high!"
✔ The Nevada PUC has accepted SWX's pipeline safety programs	X SWX "unilaterally disobey[ed] a commission order to remove certain plastic pipe"
✔ The Nevada PUC has approved SWX's expenses in recent proceedings as reasonable	X "SWX was trying to pass on [inappropriate expenses] to customers"
✔ Icahn's calculations are wrong – Overthrust earned a healthy ROE in the low teens	X "Overthrust earned a 30% ROE – far in excess of allowed rates"
✔ SWX's compensation program aligns with best practices, is competitive vs. our peers and consistently receives robust 'say-on-pay' stockholder support (3-year average of 98%+)	X "Named Executive Officer compensation increased…while the company underperformed the S&P Utilities Index"

The FACTS

Southwest Gas HOLDINGS | 47

Southwest Gas – TSR in Context

Indexed Share Price Performance – Last 12 Months



125%
120
115
110
105
100
95
90
85
Apr-21
Jun-21
Sep-21
Nov-21
Jan-22
Apr-22
1 June 28, 2021
Riggs Distler Acquisition Announcement
2 October 4, 2021
Questar Pipelines Acquisition Announcement
3 March 1, 2022
Centuri Separation Announcement
4 March 28, 2022
$460 Million Common Equity Offering
Icahn Peers 19.5% (1)
Southwest Gas 18.2%
S&P 500 Utilities Index 15.3%
Natural Gas Peers(2) 10.1%
Diversified Peers(3) (1.8%)

- Southwest Gas has outperformed its Natural Gas Peers and Diversified Peers over the last twelve months by pursuing a clear strategy to build and unlock value
- We are poised to realize the benefits of the high levels of investment made in recent years – the upside from these investments should accrue to all stockholders, not just Icahn
- Icahn misleadingly omits from his “Regulated Gas LDC Peers” a number of gas LDCs such as New Jersey Resources, NW Natural and Spire, plus includes NiSource, which is in material part an electric utility as well – this so called “peer universe” is not an appropriate basis for comparison

Source: FactSet.
Note: Market data as of April 14, 2022.

(1) Icahn's “Regulated Gas LDC Peers” consist of Atmos, ONE Gas and NiSource.
(2) Southwest Gas' Natural Gas Peers consist of Atmos Energy, Chesapeake Utilities, MDU Resources, New Jersey Resources, NW Natural, ONE Gas, Spire and UGI. South Jersey Industries has been excluded.
(3) Southwest Gas' Diversified Peers consist of Chesapeake Utilities, MDU Resources, New Jersey Resources, Spire and UGI. South Jersey Industries has been excluded.

4 The FACTS
Southwest Gas HOLDINGS | 48

Southwest Gas – TSR in Context (cont'd)

Share Price and TSR Performance


Last 12 Months
18%
22%
(2%)
1%
13%
13%
15%
19%
Southwest Gas
Diversified Peers
Natural Gas Peers
S&P 500 Utilities Index
Last 3 Years
(0%)
10%
(4%)
5%
11%
15%
31%
44%
Southwest Gas
Diversified Peers
Natural Gas Peers
S&P 500 Utilities Index
Last 5 Years
(0%)
15%
10%
27%
38%
47%
47%
74%
Southwest Gas
Diversified Peers
Natural Gas Peers
S&P 500 Utilities Index
Share Price Performance
TSR

- We recognize TSR has lagged our peers in certain periods. We are committed to providing our stockholders the TSR they expect. Southwest Gas has delivered share price and TSR performance above its peers over the last twelve months by pursuing a clear strategy to build and unlock value
- We operate the business for the long term, not quarter to quarter – while total stockholder returns vary depending upon the chosen time period, we remain confident our investments will bear fruit and result in attractive risk-adjusted returns
  - For example, Southwest Gas has injected a total of just $266 million of equity into Centuri since 1996, received back $186 million in dividends and created a business worth billions in equity value today
- Centuri has achieved scale, via organic and inorganic growth (e.g., the 2021 acquisition of Riggs Distler, etc.), and it can now thrive as a standalone public company should the Company pursue a spin-off
  - Five years ago, the Southwest Gas Board made a commitment to growing Centuri – though this came at the expense of short-term TSR underperformance (due in part to Centuri's industry trading at low multiples), ultimately, we would expect to unlock outsized stockholder returns upon the spin-off of Centuri or consummation of some other strategic alternative
  - This was not a matter of luck – we had the foresight to recognize that an increased pace of infrastructure spending was required to facilitate the ongoing energy transition and address the aging energy infrastructure problem, which has become a political and market imperative that directly benefits Centuri
  - Accordingly, in recent quarters, Centuri's peers' trading EV/EBITDA multiples have surpassed their last five-year average,[1] validating Southwest Gas' prudent decision to retain Centuri to maximize value[2]
- Southwest Gas' transformation into a pure-play regulated business consisting of SWGC and MountainWest would unlock fit-and-focus benefits. In the event of a spin-off, the Company's payout ratio is expected to increase to levels at least competitive with pure-play utilities,[3] leading to an enhanced long-term TSR proposition

Source: FactSet.
Note: Market data as of April 14, 2022.

4 The FACTS

(1) See appendix for details.
(2) Maximizing value will require thoughtful planning around tax considerations and use of proceeds. Icahn's planned sale of Centuri that uses after-tax proceeds to pay down HoldCo debt would be meaningfully dilutive to Southwest Gas' EPS and destroy value.
(3) The dividend would be maintained pursuant to this payout ratio, and Southwest Gas stockholders should not expect any reduction in the overall dividend payment that exists at Southwest Gas before a spin-off.

Southwest Gas HOLDINGS | 49

Icahn's Misleading Claims Regarding Under-Earning Reflect Lack of Understanding of Utility Regulatory Frameworks

Icahn's lack of understanding of the utility regulatory frameworks suggests that he would stunt investment in rate base at the expense of durable long-term earnings and TSR performance

Icahn misleads by focusing on earned ROEs in isolation – boosting earned ROE in the short term by sacrificing long-term growth and earnings potential is not a winning strategy

Excerpt from Icahn Presentation Dated December 15, 2021



AZ & NV 2020 Utility ROEs(1)
11%
10%
9%
8%
7%
6%
5%
Peer Avg: 9.2%
SWX
APS (AZ)
TEP (AZ)
UNS Gas (AZ)
UNS Elec (AZ)
NV Power (NV)
Sierra Pacific (NV)

Southwest Gas is growing rate base at a faster rate than its peers, so it would naturally have a lower earned ROE. A transitory lower earned ROE is an unavoidable part of investing for future growth in jurisdictions with structural lag – as we continue to file rate cases, we will see greater earnings and improvement in ROE



Rate Base CAGR Since 2017
13.6%
10.1%
4.9%
5.7%
0.0%
0.0%
-0.2%
1.9%
0.0%
SWX
APS
TEP
UNS Gas
UNS Electric
NV Power
Sierra Electric
Sierra Gas
Authorized
Proposed

ROE Comparability Assessment vs. Southwest Gas Corp.	APS	TEP	UNS Gas	UNS Electric	NV Power	Sierra Electric	Sierra Gas
Gas?	✗	✗	✓	✗	✗	✗	✓
Decoupled?	Partial[1]	Partial[1]	Partial[2]	Partial[1]	✗	✗	✗

Notably, Southwest Gas is fully decoupled whereas Icahn's selected regional electric utilities are not. The earned ROEs of these regional electric utilities are inflated from off-system power sales and increased load during warmer than normal weather

4 The FACTS

(1) Lost fixed cost recovery ("LFCR") charge is in place for APS, TEP and UNS Electric and is a mechanism designed to make the company whole for contributions to fixed-cost recovery that are lost due to customer participation in energy efficiency and distributed generation. The LFCR is not intended to recover fixed costs due to other factors "such as generation, weather, or general economic conditions, and, as such, is not considered a full decoupling mechanism."

(2) UNS Gas has an incentive-based decoupling mechanism based on meeting commission-defined energy efficiency goals.

Southwest Gas Holdings | 50

Contrary to Icahn's Claims, the Company Paid a Fair Price for MountainWest

Historical EV Multiples – Gas Pipeline & Storage Peers [1]



EV / Adj. EBITDA
10.4x
10.3x
11.2x
9.8x
5-Year Peer Median (Q4'16 – Q4'21)
Peer Median at MountainWest Announcement (Q4 2021)
Current Peer Median (Q1 2022)
MountainWest Transaction Multiple [2]

Precedent Gas Pipeline & Storage M&A Transactions (Last 5 Years)

Announcement Date	Acquiror	Target	Transaction Value	EBITDA Multiple
10/06/21	Southwest Gas Holdings	Questar Pipelines (MountainWest Pipelines)	1,975	9.8x[2]
06/01/21	Kinder Morgan	Stagecoach Gas Services	1,225	11.1x
02/22/21	ArcLight	25% interest in Natural Gas Pipeline Company of America LLC	1,300	11.2x
07/05/20	Berkshire Hathaway Energy	Dominion Gas Transmission & Storage Assets	9,700	10.0x[3]
09/30/19	NextEra Energy Partners	Meade Pipeline	1,370	12.5x
08/27/19	Blackstone	Tallgrass Energy*	5,484	9.8x
06/29/18	Boardwalk GP	Boardwalk Pipeline Partners*	3,359	8.5x
11/06/17	American Midstream Partners	Trans-Union Interstate Pipeline*	48	6.5x
07/31/17	Blackstone Energy Partners	32.44% interest in Rover Pipeline	1,571	10.7x
06/01/17	TC PipeLines	49.3% interest in Iroquois Gas Transmission and 11.8% interest in PNGT*	765	10.9x
04/03/17	Tallgrass Energy	24.99% interest in Rockies Express Pipeline LLC*	1,044	8.7x[4]
10/31/16	Dominion Midstream Partners	Questar Pipeline* (MountainWest Pipelines)	1,725	10.3x
		Median		10.2x

We paid a fair price for MountainWest, below historical multiples after accounting for value we received from a tax basis set-up. And multiples have only continued to expand since the acquisition, underscoring that we bought MountainWest at an attractive valuation

The purchase price for MountainWest also implies a transaction multiple that is below the 10.2x median of recent precedents in the Gas Pipeline & Storage sector

The transaction, as it stands, is highly supportive from a value perspective and is supported by sound strategic rationale that aligns with long-term value creation goals

Furthermore, the Company has already identified incremental value that can be extracted from MountainWest

Note: Market data as of April 14, 2022.
* Indicates related-party transaction.
(1) Gas Pipeline & Storage Peers include Cheniere Energy Partners, Enbridge, Energy Transfer, Kinder Morgan, TC Energy and Williams.
(2) Adjusted for tax basis step-up.
(3) Assuming Questar Pipelines, which was a part of Dominion's Gas Transmission & Storage Assets, was attributed $1,730 million of value, the implied transaction multiple would be ~9.5x EBITDA for Questar Pipelines.
(4) Reflects proportional net debt and projected EBITDA pro forma for anticipated contract expirations in 2019.

4 The FACTS
Southwest Gas Holdings | 51

Icahn is Wrong about MountainWest's Environmental Benefits

Contrary to Icahn's claims, the acquisition of MountainWest accelerates and diversifies the Company's energy transition strategy

Icahn's Allegations

"We believe SWX's Claims that Questar is "E" Enhancing is Greenwashing"

1. "Renewable Natural Gas: Best sourced from landfills and agricultural waste.
   The EPA estimates there are a total of nine potential landfill locations in all of Wyoming and and Utah. SWX has far more opportunity in Arizona/California/Nevada which have a total of 49 landfill sites. Arizona and California also have significantly larger dairy farms

2. Hydrogen: SWX does not need to expand into Wyoming and Colorado to invest in green hydrogen. Stranded solar renewables in Arizona, California and Nevada are plentiful. SWX also fails to mention that a large green hydrogen project is being constructed in central Utah, which entirely bypasses the need to use the Questar Pipeline system

3. CO_2: Lowest cost CO_2 capture will be in areas with both extensive industrial emissions (CO_2 sources) and storage like the U.S. Gulf Coast (not in the wilderness of Wyoming, Colorado, Utah)"

– Icahn Presentation, April 4, 2022

The Facts

1. **A natural gas pipeline does not need to be located next to a landfill or dairy farm to transport RNG**
   - Citing the total number of potential landfill locations in Wyoming and Utah is a red herring. MountainWest has four critical interconnection points to the Kern River Gas Terminal and CAISO markets, which means that MountainWest will serve as a key corridor to transport RNG into California from across the country

2. **The Rocky Mountain region is a highly promising area for the development of utility-scale hydrogen, and MountainWest is positioned to serve this emerging market**
   - The Governors from Colorado, Wyoming, Utah and New Mexico have signed an agreement to pursue the development of a regional clean hydrogen hub.[1] The Rocky Mountain region is an excellent location for such a project due to the prevalence of existing natural gas infrastructure suited for utility-scale hydrogen production facilities

3. **The Rocky Mountain region has oilfields, large industrial facilities and power generators that could be strong candidates for carbon capture and sequestration**
   - Further, the production of clean hydrogen from natural gas is an ideal use of carbon capture and storage technology
   - MountainWest Pipeline's experience with developing natural gas pipelines and storage facilities in the Rocky Mountain region make it ideally suited to construct and operate CO_2 sequestration infrastructure

MountainWest is an ESG leader amongst its peers — MountainWest is the only natural gas pipeline to receive the Environmental Excellence Award from the UDOGM, which recognizes our efforts to meaningfully reduce methane emissions by over 80%[2]

4 The FACTS

(1) Colorado, New Mexico, Utah and Wyoming signed a Memorandum of Understanding to coordinate development of a regional clean hydrogen hub to compete for $8 billion of funds from the 2021 Infrastructure and Jobs Act that are dedicated to developing regional hydrogen hubs.
(2) MountainWest Pipelines received the 2021 Environmental Excellence Award from the Utah Department of Oil, Gas and Mining ("UDOGM") for its methane emission savings initiatives. MountainWest Pipelines reported 84% methane emissions savings or 150 MMscf saved, via the use of low pressure lines, flaring and portable compression.

Southwest Gas HOLDINGS | 52

Icahn Falsely Claimed that Company Intended to Place Equity with "Friends"

The Company's Plan

Broadly-Marketed Public Equity Offering

- ▲ Multiple times oversubscribed; broad distribution to 100+ current and new investors; modest price discount; one day execution had minimal, if any, impact on the market price
- ▲ Significantly decreased the equity portion of the MountainWest financing
- ▲ Accretion from MountainWest acquisition expected to increase – overall, we expect to achieve EPS uplift of $0.26 – $0.34 (or 6% – 8%) in 2022 compared to consensus EPS estimates as of Q2 2021 (i.e., prior to the announcement of the Riggs Distler acquisition)
- ▲ New shares issued after record date for 2022 annual meeting and therefore cannot vote at 2022 annual meeting



$1,000
In Millions
$900
$460
Anticipated Equity Financing (10/5/21)
Actual Equity Financing

Following discussions with our credit rating agencies, we successfully reduced the anticipated equity portion of the MountainWest financing by ~50%

Icahn's "Proposals" (1)

Rights Offering

- ▼ Relatively few precedents for U.S.-listed companies, typically used for companies in distress
- ▼ Often offered at a deep discount to market price to encourage participation, which results in value dilution for stockholders who do not take up their rights (i.e., it is a zero-sum game among stockholders)
- ▼ Icahn's offer to backstop provides an avenue for him to obtain control without an appropriate control premium

Icahn Equity Financing

- ▼ Governance provisions are unclear; we asked but Icahn refused to answer
- ▼ Issue full $1 billion equity to Icahn
- ▼ $75.00/share[2] does not reflect an appropriate control premium for this conveyance of control
- ▼ Results in value transfer from Southwest Gas Holdings stockholders to Icahn

Mr. Icahn continued to advocate for his participation in permanent financing of MountainWest, which we believe was yet another tactic to try to support his tender offer and take control of the Company at the expense of other stockholders

After we announced we had obtained financing in public markets at virtually the same price as Icahn's proposal, he disingenuously claimed that he had offered $82.50 for the financing

4 The FACTS

(1) Despite our outreach to Mr. Icahn, Mr. Icahn has declined to propose any real concrete terms related to such financing. Although Mr. Icahn claims that the financing and his tender offer are unrelated, when our financial advisor pressed him on the proposed terms of the financing, Mr. Icahn restated his objective to purchase the Company as his priority as compared to providing any financing on its own.

(2) Mr. Icahn was initially silent on providing financing at $82.50 per share, his revised tender offer price.

Southwest Gas Holdings | 53

Icahn’s Unattractive Equity Financing “Proposal” Icahn’s proposed financing was illegal given his outstanding tender offer Icahn’s offer, whether at $75.00 or $82.50 per share, lacked an appropriate control premium, though it would result in the transfer of a meaningful level of control Icahn repeatedly declined to propose any governance terms for the financing despite our outreach Icahn’s offer required the elimination of the stockholder rights plan in place, a tool that preserves the realization of a control premium for all stockholders Icahn’s offer results in value transfer from Southwest Gas Holdings stockholders to Icahn Icahn’s $82.50 offer was made only after the Company announced the commencement of the public offering – he could have made the offer when he raised his tender offer price to $82.50 but chose to stay silent Icahn claims to have offered $82.50 per share for the equity financing related to MountainWest – but many factors rendered Icahn’s “proposal” unattractive: The FACTS 4 |

Icahn’s Unfounded Argument Regarding Southwest Gas’ Costs 2011 – 2014 2015 – 2020 On average over 2011 – 2020, G&A makes up only ~21% of total operating costs per annum, whereas O&M makes up ~61%. Icahn has cherry-picked G&A as a single metric to portray costs at Southwest Gas growing at an unfavorable rate since John Hester became CEO in 2015 A more holistic view of O&M, O&M per customer and operating costs per customer trends(1) (which includes G&A expenses) shows the true picture Operating cost reduction has not been at the expense of growth, which has accelerated significantly Disciplined Cost Control and Efficiency (CAGR) Growth in expenses over 2015 – 2020 has actually slowed (and has declined on a per-customer basis) vs. the five-year period before John Hester’s appointment Improved Earnings Growth (Total Change) | The FACTS 4

Icahn’s Unfounded Argument Regarding Southwest Gas’ Costs (cont’d) For more information, please see FASB Accounting Standards Update No. 2017-07. The ruling, effective in 2018, precludes companies from capitalizing the non-service component of periodic pension costs and requires companies to reflect non-service periodic pension costs in a caption below operating income (instead of within O&M expenses such as G&A). FASB allows companies to present retrospective information (i.e., pre-2018) in a manner that reduces the total amount of non-service costs (including those capitalized) from O&M expenses (for Southwest Gas, G&A reflected the decrease) and reflect the non-service costs in Other Deductions. This significantly reduces the comparability of G&A between 2015 and 2020. Due to a 2017 change in GAAP related to periodic pension cost presentation, Icahn’s comparison of 2015 G&A expenses to 2020 G&A expenses is not “apples-to-apples”(1) For periods prior to 2018, the Company reclassified the entirety of its non-service pension costs, including amounts originally capitalized, from G&A to “Other Deductions” Use of this FASB practical expedient results in a greater deduction to G&A in periods prior to 2018 (e.g., 2015) G&A expense is only about 1/3 of total O&M expenses Comparisons of this metric in isolation are not representative of overall costs Customer growth impacts comparisons on an absolute dollar basis Total O&M per customer and operating costs per customer reveal a truer picture of trends The FACTS 4 |

Icahn’s Unfounded Argument Regarding Southwest Gas’ Costs (cont’d) Excerpt from Icahn Proxy Statement Dated April 4, 2022 In reality, Southwest Gas’ broader cost structure as represented by O&M per customer has been maintained at levels well below the peers selected by Icahn since 2015 Excerpt from Icahn Proxy Statement Dated April 4, 2022 Peer Average: $214/customer Southwest Gas is a cost leader and spends less per customer than the average of its publicly traded peers – Icahn obfuscates the truth by cherry picking Atmos(1) O&M Per Customer (2015 – 2020 Average) O&M Per Customer (2021) Icahn’s Unfounded Arguments The Facts Atmos is an outlier relative to its peers. Atmos’ average O&M per customer over 2015 – 2021 is $137 vs. $196 for Southwest Gas and $261 for its other peers (New Jersey Resources, South Jersey Industries, NW Natural, Spire and ONE Gas). Icahn further compares Southwest Gas’ G&A and operating expenses per customer against regional utilities and Atmos in a misleading manner—a fair basis of comparison shows that Southwest Gas exhibits costs in line or lower than its peers | The FACTS 4

Icahn's Other Bad Faith Arguments

Icahn misquotes rate case proceedings and attempts to pass off incorrect calculations as the truth

Icahn's Bad Faith Arguments

"The Nevada PUC filed a report on January 21, 2022 discussing SWX's decision to unilaterally disobey a commission order to remove certain plastic pipe."

The Facts

The quotes Icahn cites in support of this statement were lifted from allegations made by an adversarial third party in a contested case and are incorrectly attributed to the Commission

In the case, SWGC addressed the pace that SWGC was proactively replacing certain pipe, NOT that it disobeyed a commission order

This issue was successfully resolved with Staff, and the resolution was accepted by the Commission on March 8, 2022

"Nevada Staff found that SWX was trying to pass on [inappropriate expenses] to customers."

Icahn quotes:

1) "The Work Order for the purchase of the CEO office furniture…$120,449.71."

2) "SWGC Senior Executives incurring a dinner tab in excess of $4,700."

3) "SWGC should not have performed the remodel in its existing headquarters."

The Facts

Icahn again cites an adversarial third party rather than the Commission

1) These costs were not disallowed by the Commission and were approved as reasonable expenditures

2) This was a Board of Director dinner expense in the amount of $1,330 (~$66 per person) approved by the Commission

3) These costs were approved by the Commission, which found these costs reasonable[1]

"As of Q3 2021, Overthrust earned a 30% ROE – far in excess of allowed rates. We expect that when a [ROE] reset happens another $30 million of EBITDA (or 18% of current EBITDA is at risk)."

The Facts

Overthrust's earned ROE in 2021 was in the low teens, well below 30%

Icahn is seemingly, incorrectly including the revenue and cost of service for Overthrusts' Rocky Mountain Express ("REX") lease of pipeline capacity in his calculations

The REX lease's earnings contribution is statutorily not included in the rate setting process and has no bearing on regulatory ROE

(1) See Nevada PUC Docket No. 20-02023 for more detail, which notes that the Commission agrees with SWGC that, contrary to Staff's implication, SWGC is not paying for the same space twice (paragraph 406).

4 The FACTS

Southwest Gas HOLDINGS | 58

Reflects a robust pay-for-performance approach and best market practices Pay magnitude is reasonable and in line with market Pay mix emphasizes pay-for-performance 78% of CEO’s target pay and 71% of other NEOs’ target pay is variable and at risk Payouts for 2017-2019 and 2018-2020 performance RSUs reduced by the relative TSR modifier feature Southwest Gas Executive Compensation Program Aligns with Long-Term Strategy and Supports Stockholder Value Creation Other NEOs include Gregory Peterson, Paul Daily, Karen Haller and Eric DeBonis. CEO Target Pay Mix Other NEOs Target Pay Mix (1) The FACTS 4 |

Compensation Aligned with Performance

FY21 NEO Compensation Program Summary

Component	Format
Base Salary	Fixed payments, targeted at 50th percentile of peer group
Annual Cash Incentive Compensation	Payouts based on rigorous pre-set targets and reflecting important drivers to our business[1]: 40% Adjusted Net Income 20% Customer Satisfaction 20% Productivity 20% Safety No annual incentive compensation is awarded unless 80% of target adjusted net income is achieved
Long-Term Incentive ~70% Performance Shares[2]	Payouts based on 3-year rigorous performance targets: 60% EPS or Utility Net Income 40% ROE Utility Segment Payouts modified by 3-year cumulative relative TSR • *Introduced a cap to reduce payouts in the event of negative absolute and relative TSR*
~30% Time RSUs [2]	Vest over 3 years

3-Year Average 'Say-on-Pay' Support: 98.4%

Compensation Program Motivates Value Creation

- Rigorous and progressively more challenging year-over-year performance targets
- **Annual performance metrics reflect key factors that drive our performance and support our strategy**: net income focuses on profitability, customer satisfaction drives long-term client commitment, productivity instills effective cost management and safety is linked to regulation, operations, reputation and franchise value drivers
- **Long-term metrics promote sustained value creation and alignment with stockholder experience**

In 2021, to further align our executive compensation program with stockholder interests, we adopted the following changes:

2021 – 2023 Long-Term Incentive Program
- Introduced a cap to reduce payouts in the event of negative absolute and relative TSR performance
- Increased negative payout modifier from 15% to 30%

Closed Retirement Plan and SERP for new participants

4 The FACTS

(1) Southwest Gas key performance metrics structure applies to John Hester, Gregory Peterson, Karen Haller and Eric DeBonis.
(2) Average ratio of performance and time-based equity awards that includes 2021 equity grants to John Hester, Gregory Peterson, Karen Haller and Eric DeBonis.

Southwest Gas HOLDINGS | 60

Support Southwest Gas’ Strategy to Maximize Value for All Stockholders

Executive Summary | Icahn waging proxy contest either to facilitate takeover of SWX at inadequate price or to simply take control of SWX Board in furtherance of his “fire sale” agenda Following thorough review with assistance from financial and legal advisors, Board unanimously determined that Icahn’s $82.50 tender offer is inadequate, structurally coercive, highly conditional and not in best interests of stockholders Board recently received indication of interest well in excess of Icahn’s $82.50 offer Icahn’s offer lacks any semblance of control premium – it reflects mere 7.9% over $76.45, VWAP since Centuri separation announcement, and Southwest Gas is trading higher than $82.50 as of April 14 Confident that alternatives process will maximize value for Southwest Gas stockholders Southwest Gas Strategy to Maximize Value for Stockholders Icahn's Tender Offer is Inadequate and Not in the Best Interest of ALL Stockholders Executive Summary Note: Market data as of April 14, 2022. The Board has authorized the review of a full range of strategic alternatives to maximize stockholder value Regulated and unregulated businesses now at scale (via organic growth and acquisitions) Company considering a range of alternatives including, among other things, a sale of the whole Company, a separate sale of its business units and/or pursuing the previously disclosed spin-off of Centuri Successfully completed broadly-marketed public equity offering that fully satisfied equity portion of permanent financing for MountainWest (with equity portion ~50% lower than anticipated) Value created by separation announcement seen in ~20% SWX share price appreciation

Southwest Gas Has the Right Board to Maximize Value for Stockholders Icahn’s Claims Have No Basis in Fact Executive Summary (cont’d) | Icahn makes numerous bad faith arguments using misrepresentations and distorted analyses meant to distract attention from goal of taking control of Board in order to buy the Company for an inadequate price and execute “fire sale” strategy In particular, Icahn’s statements about our performance and returns, the accretive acquisition of MountainWest, subsequent successful equity offering and G&A expenditures are false and misleading Highly qualified, independent and diverse Board Board includes leaders that work and live in Southwest Gas’ service jurisdictions, which is important to Southwest Gas’ regulators Significant recent refreshment, with four new Directors added since 2019 (40% refreshment), all of whom bring skills and experience of critical importance to the Company, and all of whom contribute gender and/or ethnic diversity Based on Icahn’s own statements, Icahn’s control slate was assembled to clear the path for completion of inadequate tender offer Icahn’s nominees include Icahn deputies who would simply rubberstamp Icahn’s takeover agenda, in some cases have concerning track records, and in some cases run afoul of Southwest Gas’ mandatory retirement age policy Icahn’s nominees do not bring any additional skills or experience not already represented on the Board, and lack ties to Southwest Gas’ service jurisdictions Icahn did not permit his control slate to be interviewed by Nominating and Corporate Governance Committee Executive Summary

Appendix: Biographies of Our Highly Qualified Directors

Biographies of Our Highly Qualified Directors Mr. Hester, 59, has been President and Chief Executive Officer since March 2015 and President since August 2014. He joined Southwest Gas in 1989 and became Director/Regulatory Affairs and Systems Planning in 2002, Vice President/Regulatory Affairs and Systems Planning in 2003, Senior Vice President/Regulatory Affairs and Energy Resources in 2006, and Executive Vice President in 2013. Prior to joining Southwest Gas, he worked at the Illinois Department of Energy and Natural Resources, as well as the Illinois Commerce Commission. Mr. Hester currently serves on the American Gas Association Board of Directors, the Catholic Charities of Southern Nevada Board of Trustees and the College of Southern Nevada Foundation Board of Trustees. He received his bachelor’s and master’s degrees in economics from Northern Illinois University. John P. Hester President and Chief Executive Officer, Southwest Gas Resides in Nevada Mr. Boughner, 69, is a Senior Partner with Global Market Advisors, an international hospitality and gaming advisory firm. He has more than 30 years of executive management and more than 20 years of board-level experience with substantial experience in highly regulated industries, including casino gaming and financial services. He retired from Boyd Gaming Corporation (NYSE: BYD) following a 40-year career, most recently serving as Boyd’s Executive Vice President and Chief Business Development Officer. Prior to that appointment, Mr. Boughner held other senior executive positions with Boyd for the design, development, operation and expansion of hotels and casinos. During various phases of his career with Boyd his roles included primary accountability for new market expansion, top line and profit margin growth and optimization of significant administrative and business processes. Mr. Boughner served as a director of Boyd from 1996 until 2021, and he served as an independent director for 20 years on boards of subsidiaries of Western Alliance Bancorporation (NYSE: WAL), including Bank of Nevada and Western Alliance Bank, during periods of asset acquisition, multiple rounds of capital-raising and rapid expansion in Nevada, California and Arizona. Mr. Boughner is involved in various educational, philanthropic and civic organizations. ROBERT L. BOUGHNER Chairman of the Board Public Affairs Experience in Nevada, California and Arizona Investor Hospitality and Gaming Executive Resides in Nevada Appendix |

Biographies of Our Highly Qualified Directors (cont’d) Mr. Cárdenas, 69, has been Senior Vice President and General Counsel for Arizona State University (ASU) since January 2009. In addition to serving as chief legal officer of the University, he serves as a representative on and to the boards of directors of ASU affiliated and related entities such as the ASU Foundation. From 1982 through 2008, Mr. Cárdenas was a partner in the Phoenix based law firm of Lewis and Roca. He was the firm’s managing partner (chief executive) in 1999 and chairman in 2003. Mr. Cárdenas has been admitted to practice law in Arizona, California, the Ninth Circuit Court of Appeals and the United States Supreme Court and is a member of various bar associations, including the Hispanic National Bar Association. Mr. Cárdenas was a member of the Board of Directors of Swift Transportation Company until the completion of its merger with Knight Transportation, Inc. in 2017. He serves as a trustee of the Virginia G. Piper Charitable Trust and is a past chairman of the boards of Greater Phoenix Leadership, Valley of the Sun United Way, the Translational Genomics Research Institute and O’Connor House. Mr. Cárdenas received his undergraduate degree from the University of Nevada, Las Vegas and a law degree from Stanford University Law School. JOSÉ A. CÁRDENAS Independent Director Legal Experience in California and Arizona Senior Vice President and General Counsel, Arizona State University Resides in Arizona E. Renae Conley, 64, is the CEO of ER Solutions, LLC, an energy consulting firm. She has over 30 years of business experience in the energy industry, including leadership positions in finance, management, operations and human resources. Ms. Conley served as EVP, Human Resources and Administration and Chief Diversity Officer of Entergy Corporation from 2010 to 2013. She previously served as Chairman, President and CEO of Entergy Louisiana and Gulf States Louisiana (2000 – 2010). Prior to joining Entergy, Ms. Conley held a variety of positions at PSI Energy/Cinergy Corporation, including President of Cincinnati Gas and Electric. Ms. Conley currently serves on the Ball State University Board of Trustees as Chair of the Board and on the Ball State Foundation. She is a director of U.S. Ecology, Inc., (NASDAQ: ECOL) an integrated environmental services company, and of PNM Resources, Inc. (NYSE: PNM) an electricity utility company. She has a B.S. in Accounting and M.B.A. from Ball State University Miller College of Business. Ms. Conley was identified as a director candidate through a search effort by Company human resources professionals under the direction of the Nominating and Corporate Governance Committee. E. RENAE CONLEY Recently Appointed (2022) Independent Director CEO, ER Solutions, LLC Former Utility Company Executive Appendix |

Biographies of Our Highly Qualified Directors (cont’d) Ms. Lewis-Raymond, 55, is principal of Hilltop Strategies, LLC, a strategy and consulting firm engaged with corporate leaders on strategic leadership. Ms. Lewis-Raymond has served the natural gas industry as an attorney and executive for over three decades. She was previously an attorney with Parker Poe Adams and Bernstein LLP and Senior Vice President and Chief Legal, Compliance and External Relations Officer of Piedmont Natural Gas Company, Inc., where she led top line growth and measurable strategic and sustainability directives to build long-term value for shareholders. Earlier in her career, she served as the American Gas Association’s Vice President of Regulatory Affairs. Ms. Lewis-Raymond serves on the board of MeckEd, where she chairs the Governance Committee and on the board of Keystone Energy, where she is a member of the Steering Committee. She served on the National Advisory Council for Teach For America and is a member of Women Executives, Charlotte. She previously served as Chair of Teach for America’s Charlotte-Piedmont Triad Advisory Board. In 2021, she earned a certificate in ESG: Navigating the Board’s Role from Berkeley Law Executive Education. She is a graduate of the University of Maryland and an Order of the Coif graduate of the University of Maryland School of Law. JanE lewis-Raymond Recently Appointed (2019) Independent Director Principal, Hilltop Strategies, LLC Retired Executive, Piedmont Natural Gas Company, Inc. Ms. Mariucci, 64, has over 30 years of experience in finance, homebuilding and real estate development. She currently serves as the General Partner of MFLP, a family office and investment entity. Ms. Mariucci previously held a number of senior executive management roles with Del Webb Corporation and was responsible for its large-scale community development and homebuilding business. She also served as President of Del Webb following its merger with Pulte Homes, Inc. in 2001 until 2003. She serves as a director of CoreCivic, Inc. (NYSE: CXW), Taylor Morrison Home Corporation (NYSE: TMHC), Berry Corporation (NASDAQ: BRY) and several non-profit boards. She is an investor and Advisory Board member of Hawkeye Partners, a real estate private equity firm. Ms. Mariucci is a past chair of the Arizona Board of Regents and a past director of the Arizona State Retirement System, HonorHealth and Action Performance Companies. Ms. Mariucci received her undergraduate degree in accounting and finance from the University of Arizona. She completed the Corporate Financial Management Program at Stanford’s Graduate School of Business and has been certified as a CPA and a FINRA Securities financial and operations principal. Anne L. Mariucci Independent Director Private Investor Retired Real Estate Development and Homebuilding Executive Resides in Arizona Appendix |

Biographies of Our Highly Qualified Directors (cont’d) Carlos A. Ruisanchez, 51, is the co-founder of Sorelle Capital and Sorelle Hospitality, firms investing in and developing hospitality and consumer businesses. Prior to Sorelle, he served as President and Chief Financial Officer of Pinnacle Entertainment, Inc., a leading gaming entertainment company, until its sale in 2018. He joined Pinnacle in 2008 as Executive Vice President, Strategic Planning and Development. He became Pinnacle’s Chief Financial Officer in 2011, President and Chief Financial Officer in 2013 and Board Member in 2016. Prior to joining Pinnacle Entertainment, Inc., Mr. Ruisanchez was Senior Managing Director at Bear Stearns & Co., Inc., an investment banking firm, where he held various positions from 1997 to 2008. As Senior Managing Director of Bear Stearns & Co., he was responsible for corporate clients in the gaming, lodging and leisure industries, as well as financial sponsor banking relationships. He is an independent board member of Cedar Fair Entertainment Company (NYSE: FUN), where he serves on the Audit and Compensation Committees. He has a B.S. in Finance from University of Connecticut School of Business and M.B.A from University of California, HAAS School of Business. Mr. Ruisanchez was identified as a potential director candidate by a non-management director. Carlos A. Ruisanchez Recently Appointed (2022) Independent Director Co-founder, Sorelle Capital and Sorelle Hospitality Resides in Nevada Mr. Thoman, 70, is principal of Thoman International, LLC, a business advisory and consulting firm. He has been a Certified Public Accountant for more than 40 years. He began his career with Deloitte & Touche LLP and became a Partner in June 1991. For 15 years, Mr. Thoman was the Partner with primary responsibility for the technical interpretation and application of accounting principles and audit standards and the review of all reporting issues and financial statements for Nevada-based companies registered with the SEC. He retired from Deloitte & Touche LLP in October 2009. Mr. Thoman serves on the board of Boyd Gaming Corporation (NYSE: BYD) and previously served on the board of SHFL entertainment, Inc. until its acquisition in 2013. Mr. Thoman received his degree in accounting from the University of Utah. A. Randall thoman Independent Director Principal, Thoman International, LLC Retired Partner, Deloitte & Touche LLP Resides in Nevada Appendix |

Biographies of Our Highly Qualified Directors (cont’d) | Mr. Thomas, 64, is the Managing Partner of Thomas & Mack Co. LLC, an investment management and commercial real estate development company with properties and developments in Nevada, California, Arizona and Utah. Mr. Thomas previously served in executive roles at Valley Bank of Nevada until its merger with Bank of America in 1992. Mr. Thomas is a member of the Board of Directors of Switch, Inc. (NYSE: SWCH). He is actively involved in numerous charitable organizations including the Opportunity Village Foundation, the UNLV Foundation Board, the Las Vegas Rotary Club Foundation and the BYU President’s Leadership Council. He is a member of the Nevada Bar Association and was instrumental in establishing the Thomas & Mack Legal Clinic and Moot Court Facility at the UNLV Boyd School of Law. Mr. Thomas received his undergraduate degree in finance and his juris doctorate from the University of Utah. Thomas A. thomas Independent Director Managing Partner, Thomas & Mack Co. LLC Resides in Nevada Leslie T. Thornton, 63, is a retired utility company executive and former law firm partner at two Washington D.C. based national law firms. In the Clinton administration, she served in various senior roles including Chief of Staff to the U.S. Secretary of Education and Deputy Advisor for the 1996 Presidential Debates. She held a top-secret clearance. Ms. Thornton previously served as Senior Vice President, General Counsel & Corporate Secretary and Merger Transition Counsel, at WGL Holdings, Inc. until her retirement in 2018. During her tenure with WGL, Ms. Thornton earned her Master of Laws degree in National Security Law with a cybersecurity focus. Ms. Thornton has significant cyber-security and data protection experience and helped lead WGL’s critical infrastructure energy company cyber plan. Since 2005, she has been a member of the Board of Directors of Perdoceo Education Corporation (NASDAQ: PRDO). Ms. Thornton has been a Board Leadership Fellow for the National Association of Corporate Directors, where she is a frequent speaker on governance, compliance, cybersecurity and data protection and diversity and inclusion. She has been a lead independent director, and currently chairs the Nomination & Governance committee on that board. Ms. Thornton also serves on the Board of Trustees for the University of the District of Columbia David A. Clarke School of Law and is on the Advisory Board of the Association of Corporate Counsel Leadership Academy. She is a graduate of the University of Pennsylvania and Georgetown University Law Center. LESLIE T. THORnTON Recently Appointed (2019) Independent Director Retired Executive, WGL Holdings, Inc. & Washington Gas Light Company Appendix

Appendix: Supplemental Financial Materials and Non-GAAP Measures

Utility Infrastructure Services Peer Multiples Over Time Five-Year Average: 7.3x Historical EV Multiples – Utility Infrastructure Services Peers (Last 5 Years) Source: FactSet. Note: Market data as of April 14, 2022. Peer set consists of MasTec, MYR Group, Primoris and Quanta. Appendix |

Safe Harbor Statements Forward-Looking Statements Unless context otherwise requires, in this presentation, references to “we”, “us” and “our” are to Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company” or “SWX”) together with its consolidated subsidiaries, which include, among others, Southwest Gas Corporation (“SWGC” or “LDC”), MountainWest Pipelines Holding Company (“MountainWest” or “MWP”) formerly known as Dominion Energy Questar Pipelines, LLC, Centuri Group (“Centuri”) and Great Basin Gas Transmission Company (“Great Basin” or “GBGTC”). The following are subsidiaries of Centuri: NPL Construction Co. (“NPL”), NPL Canada Ltd. (“NPL Canada”), New England Utility Constructors, Inc. (“Neuco”), Linetec Services, LLC (“Linetec”), and Riggs Distler & Company, Inc. (“Riggs Distler”), Canyon Pipeline Construction, Inc. (“Canyon”), National Powerline LLC (“Powerline”) and W.S. Nicholls Construction Inc. (“WSN Construction”) This presentation includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations with respect to a separation of Centuri, the future performance of Centuri, Southwest Gas’ dividend ratios and Southwest Gas’ future performance. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, whether we will separate Centuri within the anticipated timeframe and the impact to our results of operations and financial position from the separation, the potential for, and the impact of, a credit rating downgrade, the costs to integrate MountainWest, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, the cost and management attention for ongoing litigation that the Company is currently engaged in, the effects of the pending tender offer and proxy contest brought by Carl Icahn and his affiliates, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance that discussions regarding utility infrastructure services segment revenues, EBITDA as a percentage of revenue, and interest expense will transpire, nor assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto, including with regard to Riggs Distler or MountainWest. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this communication are made as of the date of this communication, even if subsequently made available by the Company on its Web site or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. The statements in this presentation are made as of the date hereof, even if subsequently made available on our Web site or otherwise. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. |

Safe Harbor Statements (cont’d) How to Find Further Information This presentation does not constitute a solicitation of any vote or approval in connection with the 2022 annual meeting of stockholders of Southwest Gas Holdings, Inc. (the “Company”) (the “Annual Meeting”). In connection with the Annual Meeting, the Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”), which the Company has furnished to its stockholders in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND WHITE PROXY CARD AND OTHER DOCUMENTS WHEN SUCH INFORMATION IS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING. The proposals for the Annual Meeting will be made solely through the definitive proxy statement. In addition, a copy of the definitive proxy statement may be obtained free of charge from www.swgasholdings.com/proxymaterials. Security holders may also obtain, free of charge, copies of the proxy statement and any other documents filed by Company with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, and at the Company’s website at www.swgasholdings.com. Important Information for Investors and Stockholders This presentation does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEP Utility Holdings LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov, and at the Company’s website at www.swgasholdings.com. In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 825-8621. Participants in the Solicitation The directors and officers of the Company may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC in connection with the Annual Meeting. Additional information regarding the interests of such potential participants is or will be included in other relevant materials to be filed with the SEC, when they become available. |

Non-GAAP Measures Non-GAAP Measures. This presentation contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures include (i) EBITDA and (ii) adjusted EBITDA. Management uses these non-GAAP measures internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of these measures provides investors greater transparency with respect to its results of operations and that these measures are useful for a period-to-period comparison of results. Management also believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance. Management also uses the non-GAAP measure of EBITDA and adjusted EBITDA. Please see the Appendix for definitions of EBITDA and adjusted EBITDA and a reconciliation of the non-GAAP measures used herein to their most closely comparable GAAP measures. |

Non-GAAP Measures Non-GAAP Measure EBITDA - The following table presents the non-GAAP financial measures of EBITDA and Adjusted EBITDA for the twelve-month periods ended December 31, 1996 - 2021, which, when used in connection with net income attributable to Centuri, is intended to provide useful information to investors and analysts as they evaluate Centuri’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to Centuri or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to Centuri provides an effective evaluation of Centuri's operations period over period and identifies operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) the nonrecurring write-off of deferred financing fees relates to Centuri’s amended and restated credit facility, (ii) acquisition costs vary from period to period depending on the level of Centuri’s acquisition activity and (iii) non-cash share-based compensation varies from period to period due to amounts granted in a given year. Because EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to Centuri, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to Centuri, and information reconciling the GAAP and non-GAAP financial measures, are included below. For The Years Ended December 31, 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Non-GAAP measures) Contribution to consolidated net income attributable to Centuri $ 3.2 $ 0.6 $ 2.7 $ 3.8 $ 4.4 $ 4.5 $ 4.7 $ 4.3 $ 8.4 $ 10.2 $ 12.4 $ 10.8 $ 7.2 Net interest deductions 0.9 1.5 1.1 1.6 1.8 2.0 1.5 0.9 0.6 1.0 1.7 2.0 1.8 Income tax expense 2.6 0.6 2.4 3.1 3.4 3.5 2.9 3.0 5.5 6.8 8.3 6.9 5.2 Depreciation and amortization 6.6 10.1 8.6 10.3 12.0 14.0 15.0 15.6 15.5 18.3 22.3 25.4 27.4 EBITDA 13.3 12.9 14.8 18.8 21.5 24.0 24.2 23.8 30.1 36.3 44.6 45.1 41.7 Write-off of deferred financing fees - - - - - - - - - - - - - Acquisition costs - - - - - - - - - - - - - Non-cash share-based compensation - - - - - - - - - - - - - Adjusted EBITDA $ 13.3 $ 12.9 $ 14.8 $ 18.8 $ 21.5 $ 24.0 $ 24.2 $ 23.8 $ 30.1 $ 36.3 $ 44.6 $ 45.1 $ 41.7 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Non-GAAP measures) Contribution to consolidated net income attributable to Centuri $ 8.1 $ 12.5 $ 20.9 $ 16.7 $ 21.2 $ 24.3 $ 26.7 $ 32.6 $ 38.4 $ 45.0 $ 52.4 $ 74.9 $ 40.4 Net interest deductions 1.2 0.6 0.8 1.1 1.1 3.8 7.8 6.7 8.0 14.2 14.1 9.3 21.0 Income tax expense 4.5 7.9 13.7 10.3 12.6 14.8 18.5 19.9 2.4 18.4 21.4 31.1 18.8 Depreciation and amortization 23.2 20.0 25.2 37.4 43.0 48.9 56.7 55.7 49.0 57.4 87.6 96.7 117.6 EBITDA 36.9 40.9 60.6 65.5 77.8 91.7 109.7 114.8 97.8 135.0 175.5 212.0 197.8 Write-off of deferred financing fees - - - - - - - - - - - - 0.7 Acquisition costs - - - - - 5.1 - - 2.6 6.9 - - 14.0 Non-cash share-based compensation - - - - - - - - - - 0.1 0.8 1.7 Adjusted EBITDA $ 36.9 $ 40.9 $ 60.6 $ 65.5 $ 77.8 $ 96.8 $ 109.7 $ 114.8 $ 100.4 $ 141.9 $ 175.6 $ 212.8 $ 214.2 Utility Infrastructure Services (In Millions) Appendix |

On April 19, 2022, the Company issued a press release with respect to Carl Icahn’s open letter to stockholders:

FOR IMMEDIATE RELEASE

Southwest Gas Issues Statement Reiterating Objective of Strategic Alternatives Process to Maximize Value for Stockholders

LAS VEGAS – April 19, 2022 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company”) today issued the following statement commenting on an open letter to Southwest Gas stockholders published by Carl Icahn on April 19, 2022.

Our one and only objective is to maximize value for stockholders by expeditiously conducting a review of strategic alternatives. As we stated in our press release, Mr. Icahn is welcome to be part of the sale process and we are confident that he will realize that this is a competitive process, overseen by a committee of independent directors, in which the only “preferred buyer” cited by Mr. Icahn will be the party that provides the best value for stockholders.

On April 18, 2022, Southwest Gas announced that, as a result of the receipt of an indication of interest well in excess of Carl Icahn’s $82.50 per share offer, the Southwest Gas Board has authorized the review of a full range of strategic alternatives to maximize stockholder value.

Lazard is serving as financial advisor to Southwest Gas and Morrison & Foerster LLP and Cravath, Swaine & Moore LLP are serving as legal advisors.

About Southwest Gas Holdings, Inc.

Southwest Gas Holdings, Inc., through its subsidiaries, engages in the business of purchasing, distributing and transporting natural gas, and providing comprehensive utility infrastructure services across North America. Southwest Gas Corporation, a wholly owned subsidiary, safely and reliably delivers natural gas to over two million customers in Arizona, California and Nevada. The Company’s MountainWest subsidiary provides natural gas storage and interstate pipeline services within the Rocky Mountain region. Centuri Group, Inc., a wholly owned subsidiary, is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the 2022 annual meeting of stockholders of Southwest Gas Holdings, Inc. (the “Company”) (the “Annual Meeting”), scheduled to be held May 12, 2022. In connection with the Annual Meeting, the Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”), which the Company has furnished to its stockholders in connection with the Annual Meeting. The Company may furnish additional materials in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND WHITE PROXY CARD AND OTHER DOCUMENTS WHEN SUCH INFORMATION IS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING. The proposals for the Annual Meeting are being made solely through the definitive proxy statement. In addition, a copy of the definitive proxy statement may be obtained free of charge from www.swgasholdings.com/proxymaterials. Security holders also may obtain, free of charge, copies of the proxy statement and any other documents filed by Company with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, and at the Company’s website at www.swgasholdings.com.

Important Information for Investors and Stockholders: This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEP Utility Holdings LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov, and at the Company’s website at www.swgasholdings.com. In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 825-8621.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”) and the Company’s expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations with respect to a separation of Centuri, the future performance of Centuri, Southwest Gas’s dividend ratios and Southwest Gas’s future performance. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, whether we will separate Centuri within the anticipated timeframe and the impact to our results of operations and financial position from the separation, the potential for, and the impact of, a credit rating downgrade, the costs to integrate MountainWest, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, the cost and management attention of ongoing litigation that the Company is currently engaged in, the effects of the pending tender offer and proxy contest brought by Carl Icahn and his affiliates, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance that discussions regarding utility infrastructure services segment revenues, EBITDA as a percentage of revenue, and interest expense will transpire, nor assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto, including with regard to Riggs Distler or MountainWest. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its Web site or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Participants in the Solicitation: The directors and officers of the Company may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and the definitive Proxy Statement on Schedule 14A filed with the SEC in connection with the Annual Meeting. Additional information regarding the interests of such potential participants is included in other relevant materials filed with the SEC.

Contacts

For investor information, contact: Boyd Nelson, (702) 876-7237, boyd.nelson@swgas.com; or Innisfree M&A Incorporated, Scott Winter/Jennifer Shotwell/Jon Salzberger, (212) 750-5833.

For media information, contact: Sean Corbett, (702) 876-7219, sean.corbett@swgas.com; or Joele Frank, Wilkinson Brimmer Katcher, Dan Katcher / Tim Lynch, (212) 355-4449.